Exhibit 10.4

FIFTH AMENDMENT TO REVOLVING CREDIT AGREEMENT

AND

FOURTH AMENDMENT TO TERM LOAN A CREDIT AGREEMENT

THIS FIFTH AMENDMENT TO REVOLVING CREDIT AGREEMENT AND FOURTH AMENDMENT TO TERM LOAN A CREDIT AGREEMENT (this “Amendment”) is executed to be effective on June 27, 2008, and entered into by and among STANDARD PACIFIC CORP., a Delaware corporation (“Borrower”), BANK OF AMERICA, N.A., a national banking association, as Administrative Agent for the Revolver Lenders defined below (in such capacity, together with its successors and assigns, “Revolver Administrative Agent”) and as Administrative Agent for the Term A Lenders defined below (in such capacity, together with its successors and assigns, “Term Administrative Agent”), and each Revolver Lender and Term A Lender that is a signatory to this Amendment.

R E C I T A L S

A. Reference is hereby made to that certain (a) Revolving Credit Agreement dated as of August 31, 2005, executed by Borrower, Revolver Administrative Agent, and the Lenders defined therein (such Lenders are collectively, the “Revolver Lenders” and individually a “Revolver Lender”) pursuant to which such Revolver Lenders extended to Borrower a revolving credit facility (as amended, modified, renewed, restated, or replaced, the “Revolving Credit Agreement”), and (b) Term Loan A Credit Agreement dated as of May 5, 2006, by and among Borrower, Term Administrative Agent, and each of the Lenders defined therein (such Lenders are collectively, the “Term A Lenders” and individually a “Term A Lender”) (as amended, modified, renewed, restated, or replaced, the “Term A Credit Agreement”).

B. Capitalized terms used herein shall, unless otherwise indicated, have the respective meanings set forth in the Revolving Credit Agreement or the Term A Credit Agreement, as applicable.

C. The parties hereto desire to modify certain provisions contained in the Revolving Credit Agreement and the Term A Credit Agreement subject to the terms and conditions set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Amendments to the Revolving Credit Agreement.

(a) Section 1.1 of the Revolving Credit Agreement is amended to delete the definitions of “Additional Real Property Collateral,” “Applicable Margin,” “FLS,” “Fourth Amendment Loan Outstandings,” “Issuing Banks,” “L/C Commitment,” “Model Unit Collateral,” “New Collateral Pool,” and “Post Fourth Amendment Advance,” and “Project Finance Liens” and replace such definitions with the following:

“Additional Real Property Collateral” means Finished Lots and Completed Units (other than Model Units) in each case reasonably acceptable to Administrative Agent (including, to Administrative Agent’s reasonable satisfaction, being located in actively selling new home communities within the United States at the time a lien thereon is granted in favor of Administrative Agent), wholly owned by Borrower or a Subsidiary that is a Guarantor, subject to a perfected, first priority lien (subject to Customary

Permitted Liens) in favor of Administrative Agent, for the benefit of the Lenders, securing the Post Fourth Amendment Advances, and free of any liens (other than Customary Permitted Liens).

“Applicable Margin” means, as of any date of determination, a percentage per annum equal to:

(a) with respect to all Post Fourth Amendment Advances, (i) four and one half percent (4.50%) on all Eurodollar Borrowings and (ii) two and one quarter percent (2.25%) on all Reference Rate Borrowings;

(b) with respect to all Fourth Amendment Loan Outstandings, (i) six percent (6.00%) on all Eurodollar Borrowings and (ii) three and three quarters percent (3.75%) on all Reference Rate Borrowings; and

(c) fifty-five basis points (0.55%) with respect to the unused fee pursuant to the provisions set forth in Section 4.2.

“FLS” means Standard Pacific Mortgage, Inc. (f/k/a Family Lending Services, Inc.), a Delaware corporation.

“Fourth Amendment Loan Outstandings” means the Outstanding Amount of Loans as of the Fourth Amendment Effective Date, and of Loans made after the Fourth Amendment Effective Date that are reborrowings of any such Outstanding Amount that is repaid after the Fourth Amendment Effective Date (or of the Outstanding Amount of any such reborrowings); provided that the aggregate amount of Fourth Amendment Loan Outstandings shall not at any time exceed the Maximum Fourth Amendment Loan Commitment.

“Issuing Banks” means, Bank of America in its individual capacity as a bank issuing Letters of Credit under this Agreement and such other Lenders which agree, at the request of Borrower and with the consent of Administrative Agent (such consent not to be unreasonably withheld), to issue one or more Letters of Credit pursuant to the terms and conditions of this Agreement, and “Issuing Bank” means any one of the Issuing Banks; provided, however, that, notwithstanding the forgoing, at all times after the Fourth Amendment Effective Date, all Letters of Credit (other than renewals and substitutions reasonably acceptable to Administrative Agent and the applicable Issuing Bank (but not increases) of existing Letters of Credit issued and outstanding as of the Fourth Amendment Effective Date) shall be issued by Bank of America in its individual capacity as a bank issuing Letters of Credit under this Agreement.

“L/C Commitment” means the lesser of (a) the aggregate principal sum of ONE HUNDRED MILLION DOLLARS ($100,000,000), and (b) the Total Aggregate Commitment less the Maximum Fourth Amendment Loan Commitment, which amount includes the Maximum Unsecured Letter of Credit Amount (for the avoidance of doubt, it is expressly understood and agreed that any reduction in the Maximum Unsecured Letter of Credit Amount shall not result in a corresponding reduction in the L/C Commitment).

“Model Unit Collateral” means Model Units reasonably acceptable to Administrative Agent (including, to Administrative Agent’s reasonable satisfaction, being located in actively selling new home communities within the United States at the time a lien thereon is granted in favor of Administrative Agent), wholly owned by Borrower or a Subsidiary that is a Guarantor, subject to a perfected, first priority lien (subject to Customary Permitted Liens) in favor of Administrative Agent, for the benefit of the Lenders, securing the Post Fourth Amendment Advances, and free of any liens (other than Customary Permitted Liens).

“New Collateral Pool” means Model Unit Collateral and Additional Collateral whose Dollar amount equals the sum of the following items owned by Borrower or any Subsidiary that is a Guarantor, and that has been pledged to Administrative Agent, for the benefit of Lenders, pursuant to the terms of Article 5 of this Agreement:

(a) Model Unit Collateral. Ninety percent (90%) of the GAAP Value of all Model Unit Collateral; provided, however, that, 180 days following the closing of the sale and transfer of ownership to a third party purchaser of the last production Unit in the applicable project relating to any such Model Unit Collateral, the value assigned to the New Collateral Pool for such Model Unit Collateral shall decrease from ninety percent (90%) to zero percent (0%) (i.e., shall add no value to the New Collateral Pool); plus

(b) the lesser of (i) $75,000,000 and (ii) the sum of (A), (B) and (C):

(A)

Completed Units. Eighty percent (80%) of the GAAP Value of all Completed Units (other than Model Units); provided, however, that, the value assigned to the New Collateral Pool with respect to such Completed Units shall decrease as follows with the passage of time following the dates such Units become Completed Units: (i) one hundred and eighty (180) days following the date such Units become Completed Units the value assigned shall decrease from eighty percent (80%) to sixty-five percent (65%); and (ii) three hundred and sixty (360) days following the date that such Units become Completed Units the value assigned shall decrease from sixty-five percent (65%) to twenty-five percent (25%); plus

(B)	Finished Lots. Fifty-five percent (55%) of the GAAP Value of all Finished Lots; plus

(C)	Cash. One hundred percent (100%) of the amount of cash held in the Collateral Cash Account not subject to any lien, encumbrance, or restriction other than in favor of Administrative Agent.

Provided, however, that, notwithstanding the calculations set forth in clauses (a) and (b) above, if Administrative Agent receives an appraisal prepared by a professional appraiser reasonably acceptable to Administrative Agent, and having the minimum qualifications required under all applicable Laws (all as reasonably acceptable to Administrative Agent as to form, substance, and date), and addressed to Administrative Agent (each an “Acceptable Appraisal”), then, commencing five (5) Business Days after delivery of a copy of such Acceptable Appraisal to Borrower, the applicable portion of the New Collateral Pool covered by such Acceptable Appraisal shall be valued based upon the applicable advance rates set forth above and the lesser of (a) the “as is” appraised value as set forth in such Acceptable Appraisal or (b) the GAAP Value; provided, however, that, such five (5) Business Day period shall run concurrently with the five (5) Business Day period for any provision of additional collateral or prepayment required under Section 4.14(a).

“Post Fourth Amendment Advance” means (a) any Borrowing with respect to any Loans made on or after the Fourth Amendment Effective Date (other than the rollover, redesignation, or continuation of any Eurodollar Borrowing or any Borrowing of any Fourth Amendment Loan Outstanding) or (b) any L/C Obligation with respect to any Letter of Credit issued on or after the Fourth Amendment Effective Date (other than renewals and substitutions, which substitutions must be reasonably acceptable to Administrative Agent and the applicable Issuing Bank (but not increases) of Unsecured Letters of Credit); provided, however, that, in no event shall any Fourth Amendment Loan Outstanding be included as Post Fourth Amendment Advances.

“Project Financing Liens” means any deeds of trust, mortgages, or any other liens which secure any real property acquisition loans, development loans, construction loans, or any other loans pertaining to the acquisition and/or development of, or construction of improvements upon, real property, but excluding any lien referenced in Sections 8.11(b), (d), (e), (g), (l), (n) or (p).

(b) Section 1.1 of the Revolving Credit Agreement is hereby amended to add the following new definitions thereto in the correct alphabetical order:

“A/C/I Facility” means any credit agreement, note or other security offering or other debt facility (including trust certificate arrangements) in each case with banks, investment banks, insurance companies, mutual funds or other lenders or investors, providing financing to Borrower or any Subsidiary (other than an Excluded Subsidiary) secured by A/C/I Liens in each case as such agreements or facilities may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement exchanging, extending the maturity of, refinancing, renewing, replacing, substituting or otherwise restructuring, whether in the bank or debt capital markets (or combination thereof) all or any portion of the indebtedness under such agreement or facility or any successor or replacement agreement or facility.

“A/C/I Liens” means liens on property acquired, constructed, or improved by Borrower or a Subsidiary (other than an Excluded Subsidiary), which liens are either existing at the time of such acquisition, or at the time of completion of such construction or improvement, or created with one hundred and twenty (120) days after such acquisition or completion of construction or improvement, to secure indebtedness incurred or assumed to finance all or a part of such property under an A/C/I Facility, including any increase in the principal amount of such indebtedness and any extension of the repayment schedule and maturity of such indebtedness incurred or entered into in the ordinary course of business.

“Cash Flow From Operations” means, for Borrower and its Subsidiaries (other than Excluded Subsidiaries), on a consolidated basis, for any period, an amount equal to the sum of (without duplication) (a) net cash provided from (or used in) operating activities plus (b) Net Proceeds from the Disposition of properties and other assets as permitted under Section 8.16, plus (c) Consolidated Home Building Interest Expense.

“Fifth Amendment” means that certain Fifth Amendment to Revolving Credit Agreement and Fourth Amendment to Term Loan A Credit Agreement executed to be effective as of the Fifth Amendment Effective Date, by and among Borrower, Administrative Agent, each Lender party thereto, and certain other parties thereto.

“Fifth Amendment Effective Date” means June 27, 2008, the effective date of the Fifth Amendment.

“Maximum Fourth Amendment Loan Commitment” means an amount equal to $55,000,000; provided, however, that, on the last day of each calendar quarter, commencing with the calendar quarter ending September 30, 2008, and continuing on the last day of each December, March, June, and September thereafter, such Maximum Fourth Amendment Loan Commitment shall automatically reduce by an amount equal to $2,500,000 (or $5,000,000 if Borrower enters into an A/C/I Facility with one or more lenders or institutional investors, other than Lenders pursuant to an amendment to this Agreement) on each such last day of each such calendar quarter, without any further action or notice from Borrower, Administrative Agent or Lenders.

“Maximum Unsecured Letter of Credit Amount” means an amount equal to $40,000,000; provided, however, that, on the date any Unsecured Letter of Credit matures and is not renewed or substituted (to the extent permitted hereunder) or is cancelled, such Maximum Unsecured Letter of Credit Amount shall automatically reduce by an amount equal to the face amount of such Unsecured Letter of Credit.

“Unsecured Letter of Credit” means each Letter of Credit issued and outstanding as of May 13, 2008 (including any renewals and substitutions thereof (but not increases), which substitutions are reasonably acceptable to Administrative Agent and the applicable Issuing Bank), and listed on Schedule 3.9.

(c) Section 3.1(a) of the Revolving Credit Agreement is hereby deleted in its entirety and replaced with the following:

(a) Subject to the terms and conditions set forth in this Agreement, at any time and from time to time from the Closing Date through the Business Day immediately preceding the Maturity Date, each Lender severally and not jointly agrees to make its Pro Rata Share of Loans to Borrower in such amounts as Borrower may request that do not exceed in the aggregate at any one time outstanding, the Commitment of such Lender;

provided, however, that after giving effect to any such Borrowings, (i) the aggregate Outstanding Amount of the Loans of any Lender, plus such Lender’s Pro Rata Share of the aggregate Outstanding Amount of all L/C Obligations, plus such Lender’s Pro Rata Share of the aggregate Outstanding Amount of all Swing Line Advances shall not exceed such Lender’s Commitment, (ii) the aggregate Outstanding Amount of all Post Fourth Amendment Advances shall not exceed the New Collateral Pool, and (iii) the aggregate Outstanding Amount of all Fourth Amendment Loan Outstandings shall not exceed the Maximum Fourth Amendment Loan Commitment. Subject to the limitations set forth herein, Borrower may borrow, repay, and reborrow Fourth Amendment Loan Outstandings and Post-Fourth Amendment Advances under each Lender’s Commitment without premium or penalty.

(d) Section 3.1(h)(vii) of the Revolving Credit Agreement is hereby deleted in its entirety and replaced with the following:

(vii) Notwithstanding anything contained herein to the contrary, on and after the Fourth Amendment Effective Date, Borrower may not request any Swing Line Advances hereunder.

(e) Section 3.5 of the Revolving Credit Agreement is hereby deleted in its entirety and replaced with the following:

3.5 Intentionally Deleted.

(f) Section 3.6 of the Revolving Credit Agreement is hereby deleted in its entirety and replaced with the following:

3.6 Intentionally Deleted.

(g) Section 3.9(a) of the Revolving Credit Agreement is hereby deleted in its entirety and replaced with the following:

(a) Amounts and Terms of Letters of Credit. During the period from the date of this Agreement to, but excluding, the Maturity Date, and subject to the terms and conditions of this Agreement, upon Borrower’s request pursuant to Section 3.9(b), an Issuing Bank shall issue one or more Financial Letters of Credit or Performance Letters of Credit (each, a “Letter of Credit,” and collectively, the “Letters of Credit”) for the account of Borrower or the account of a Letter of Credit Subsidiary; provided that no Issuing Bank shall be obligated to issue any Letter of Credit if, after giving effect thereto, (i) the L/C Obligations would exceed the L/C Commitment, or (ii) the total aggregate outstanding Loans plus the L/C Obligations would exceed the Total Aggregate Commitment, or (iii) the issuance of such Letter of Credit would violate one or more policies of such Issuing Bank, or (iv) the aggregate Outstanding Amount of all Post Fourth Amendment Advances exceeds the New Collateral Pool, or (v) if such Letter of Credit is a renewal or substitution of any Unsecured Letter of Credit, the aggregate Outstanding Amount of all L/C Obligations not included in Post Fourth Amendment Advances would exceed the Maximum Unsecured Letter of Credit Amount. All Letters of Credit shall be on the applicable Issuing Bank’s standard forms of letters of credit at the time of issuance.

(h) Section 3.9(c) of the Revolving Credit Agreement is hereby deleted in its entirety and replaced with the following:

(c) For each Unsecured Letter of Credit issued by an Issuing Bank (and upon any renewal thereof), Borrower shall pay to Administrative Agent, for the account of each Lender in accordance with its Pro Rata Share, from Borrower’s own funds a fee equal to the Applicable Margin with respect to Eurodollar Borrowings of Fourth Amendment Loan Outstandings (based on a 360-day year) times the daily maximum amount available to be drawn under such Unsecured Letter of Credit (the “Unsecured Letter of Credit Commission Fees”). For each Letter of Credit (other than an Unsecured Letter of Credit) issued by an Issuing Bank on or after the Fourth Amendment Effective Date (and upon any renewal thereof), Borrower shall pay to Administrative Agent, for the account of each Lender in accordance with its Pro Rata Share, from Borrower’s own funds a fee equal to the Applicable Margin with respect to Eurodollar Borrowings of Post Fourth Amendment Advances (based on a 360-day year) times the daily maximum amount available to be drawn under such Letter of Credit (the “Post Fourth Amendment Letter of Credit Commission Fees” and, together with the Unsecured Letter of Credit Commission Fees, the “Letter of Credit Commission Fees”). For each Letter of Credit issued by an Issuing Bank (and upon any renewal thereof), Borrower shall pay directly to the applicable Issuing Bank for its own account, from Borrower’s own funds a fee equal to the greater of (A) 0.125% per annum (based on a 360-day year) times the daily maximum amount available to be drawn under such Letter of Credit, and (B) $250 per annum (the “Letter of Credit Fronting Fees”). The Letter of Credit Commission Fees and the Letter of Credit Fronting Fees payable under this Section 3.9(c) shall be payable on (x) the eighth (8th) day of each quarter for fees accrued through the last day of the preceding quarter and (y) on the Maturity Date; provided, however, that with respect to the Letter of Credit Fronting Fees, any Issuing Bank may, at its option, require that the Letter of Credit Fronting Fees be paid quarterly in advance. In addition, Borrower shall pay directly to the applicable Issuing Bank for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the applicable Issuing Bank relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.

(i) Section 4.1(e) of the Revolving Credit Agreement is hereby amended to delete the last sentence thereof in its entirety and replace such sentence with the following:

Except for (a) prepayments of Post Fourth Amendment Advances with the proceeds of the Disposition of Model Unit Collateral and Additional Real Property Collateral or (b) as required pursuant to Sections 4.14(a) and 4.14(b), any prepayment shall be applied first to reduce the aggregate Outstanding Amount of Fourth Amendment Loan Outstandings, and once that amount has been reduced to $0, then to reduce the Outstanding Amount of Post Fourth Amendment Advances.

(j) Section 4.1(g) of the Revolving Credit Agreement is hereby deleted in its entirety.

(k) Section 4.14 of the Revolving Credit Agreement is hereby deleted in its entirety and replaced with the following:

4.14 Mandatory Prepayments.

(a) In the event that the aggregate Outstanding Amount of the Post Fourth Amendment Advances at any time exceeds the New Collateral Pool, then, except to the extent Administrative Agent holds executed Security Documents covering Model Unit Collateral that may be recorded under Section 5(c) by Administrative Agent to cover such excess, Borrower shall either (i) within five (5) Business Days, execute and deliver, or cause a Subsidiary that is a Guarantor to execute and deliver, to Administrative Agent Security Documents covering the amount of such excess with additional Model Unit Collateral or Additional Collateral, together with all other documents and items described in Section 5(c) (and thereafter all other documents and items described in Section 5(d) within the timeframe set forth therein) with respect to such additional Model Unit Collateral or Additional Collateral or (ii) within five (5) Business Days, make a prepayment of the Loans included in the Post Fourth Amendment Advances in the amount of such excess.

(b) If at the time of any Disposition of Model Unit Collateral or Additional Real Property Collateral, a Default or Event of Default has occurred and is continuing, Borrower shall make a prepayment of the Loans included in the Post Fourth Amendment Advances in the amount of the net cash proceeds of such Disposition.

(l) Section 4.17 is hereby amended to add the following new clauses (e) and (f) at the end thereof:

(e) On the Fifth Amendment Effective Date, the Total Aggregate Commitment shall be permanently reduced to $395,000,000. Such reduction of the Total Aggregate Commitment shall be applied to the Commitment of each Lender according to its Pro Rata Share.

(f) On the last day of each calendar quarter, the Total Aggregate Commitment shall automatically reduce by an amount equal to the aggregate face amount of all Unsecured Letters of Credit (rounded upward to the nearest whole one hundred thousand Dollars) that matured and were not renewed or substituted (to the extent permitted hereunder) or were cancelled during such quarter.

(m) Article 5 of the Revolving Credit Agreement is hereby deleted in its entirety and replaced with the following:

ARTICLE 5: SECURITY.

(a) The Obligations shall be secured by (i) the liens granted by Borrower pursuant to the Security Agreement, until such liens are released pursuant to the terms thereof and (ii) any other liens granted to Administrative Agent for the ratable benefit of Lenders pursuant to the terms of this Agreement.

(b) With respect to Borrower’s Obligations under all Post Fourth Amendment Advances, Borrower shall or shall cause a Subsidiary that is a Guarantor to grant to Administrative Agent, for the Lenders, a lien in and to Model Unit Collateral or Additional Collateral such that the New Collateral Pool equals or exceeds the aggregate Outstanding Amount of all Post-Fourth Amendment Advances, which liens shall be prior to all other liens on such assets (other than Customary Permitted Liens); provided, however, that, Borrower shall not secure, or be obligated to secure, more than $75,000,000 of Post Fourth Amendment Advances by a Lien in Additional Collateral.

(c) Borrower and each applicable Eligible Subsidiary that is a Guarantor shall execute and deliver to Administrative Agent, as soon as possible, but in no event later than sixty (60) days (provided that to the extent that Borrower is diligently pursuing same, the sixty (60) day period shall be extended to ninety (90) days or, at the sole discretion of Administrative Agent, such longer period as may be necessary to complete such action) after the Fifth Amendment Effective Date, Mortgages (defined below) and other Security Documents (defined below) covering all Model Unit Collateral owned by Borrower and such Eligible Subsidiaries as of the Fifth Amendment Effective Date; provided that such Mortgages and other Security Documents shall not be recorded and the liens granted therein shall not be effective and shall not attach except as provided for in this clause (c). Administrative Agent may, from time to time, cause such Mortgages and other Security Documents covering Model Unit Collateral to be recorded so that, after giving effect to any Post Fourth Amendment Advances then being requested by Borrower, the Outstanding Amount of the Post Fourth Amendment Advances does not exceed the New Collateral Pool. Borrower and each applicable Eligible Subsidiary that is a Guarantor shall execute and deliver to Administrative Agent, the following items covering Model Unit Collateral and Additional Collateral, in each case as may be necessary so that the New Collateral Pool equals or exceeds the aggregate Outstanding Amount of Post Fourth Amendment Advances, (i) perfected, first priority (subject to Customary Permitted Liens) mortgages, deeds of trust, security agreements, and other customary collateral documentation (collectively, the “Mortgages”) reasonably required by Administrative Agent, in order to pledge to Administrative Agent, for the benefit of Lenders, first priority liens (subject to Customary Permitted Liens) in Model Unit Collateral or Additional Real Property Collateral, as applicable, (ii) perfected, first priority pledges (subject to Customary Permitted Liens) and security agreements and other customary collateral documentation (collectively, the “Pledges”) reasonably required by Administrative Agent, in order to pledge to Administrative Agent, for the benefit of Lenders, first priority liens (subject to Customary Permitted Liens) in the Collateral Cash Account, and (iii) all other customary instruments and documents reasonably requested by Administrative Agent as necessary to perfect all such liens (collectively, together with the Mortgages, the Pledges, and all other mortgages, deeds of trust, collateral assignments, pledge agreements, security agreements, or other agreements, instruments, or documents delivered to Administrative Agent pursuant to this Agreement that create or purport to create a lien in favor of Administrative Agent, “Security Documents”), all in form and substance reasonably acceptable to Administrative Agent, together with:

(i) evidence that counterparts of such Mortgages and other Security Documents have been recorded or filed in the offices necessary in order to create a valid lien on the property described therein in favor of Administrative Agent; and

(ii) Financing Statements in form appropriate for filing under the Uniform Commercial Code in all applicable jurisdictions that Administrative Agent reasonably requests as necessary to perfect a Lien on the collateral described in the Security Documents.

(d) As soon as reasonably practicable, Borrower and each applicable Eligible Subsidiary that is a Guarantor, as applicable, shall execute (if applicable) and deliver to Administrative Agent, with respect to all Model Unit Collateral and Additional Real Property Collateral pledged (or designated by Borrower to be pledged) to Administrative Agent pursuant to a Mortgage:

(i) all further instruments and documents as are customary for transactions similar to the transactions contemplated by this Agreement, including, without limitation, all certificates, instruments, certified surveys, and opinions of counsel from counsel in each jurisdiction in which Model Unit Collateral or Additional Collateral is located covering the first Mortgage or other Security Documents executed for such jurisdiction, as Administrative Agent may reasonably request, and shall take all further action that Administrative Agent may reasonably request as necessary to comply with applicable law and regulation including, without limitation, FIRREA, and to perfect, and protect liens in favor of Administrative Agent in the Model Unit Collateral and Additional Real Property Collateral pledged to Administrative Agent pursuant to such Mortgage; provided that, surveys shall not be required for entitled and mapped properties;

(ii) one or more ALTA title insurance policies, issued by a title insurer reasonably acceptable to Administrative Agent in amounts reasonably acceptable to Administrative Agent on a coinsurance and/or reinsurance basis if and as reasonably required by Administrative Agent insuring that the Mortgages constitute valid liens covering the Model Unit Collateral and Additional Real Property Collateral, as applicable, pledged (or designated by Borrower to be pledged) to Administrative Agent pursuant to such Mortgage and all improvements thereon, having the priority required by Administrative Agent and subject only to Customary Permitted Liens and those other exceptions and encumbrances (regardless of rank or priority) that Administrative Agent reasonably approves, in a form reasonably acceptable to Administrative Agent and otherwise reasonably satisfactory to Administrative Agent; and

(iii) an environmental assessment report, in form and substance reasonably satisfactory to Administrative Agent from an environmental consulting firm reasonably acceptable to Administrative Agent which report shall identify existing and potential environmental concerns and shall quantify related costs and liabilities, associated with the Model Unit Collateral and Additional Real Property Collateral pledged to Administrative Agent pursuant to such Mortgage, and Administrative Agent shall be reasonably satisfied with the nature and amount of any such matters and with Borrower’s plans with respect thereto;

provided that, (i) Borrower shall diligently undertake to complete such action in no event later than thirty (30) days after the date of the recordation of any Mortgage, (ii) to the extent that Borrower is diligently pursuing same, the thirty (30) day period shall be extended to forty-five (45) days, as necessary to complete such action, (iii) if Borrower does not complete such action within such thirty (30) day or forty-five (45) period, no Default or Event of Default shall arise as a result of a failure to complete such action but the Model Unit Collateral or Additional Real Property Collateral described in such Mortgage will be excluded from the New Collateral Pool (and Borrower will comply, to the extent necessary, with Section 4.14(a)) and (iv) if the new Collateral Pool without such excluded properties exceeds the aggregate Outstanding Amount of Post Fourth Amendment Advances, then on request Administrative Agent will release its Lien on such excluded properties and execute and deliver to Borrower, at Borrower’s expense, such documents as Borrower may reasonably request to evidence the release of such Lien on such excluded properties.

(e) As soon as reasonably practicable after the Fifth Amendment Effective Date, Borrower and Administrative Agent shall endeavor to identify Completed Units (other than Model Units) and Finished Lots for potential inclusion as Additional Real Property Collateral (the “Initial Designated Assets”), in amounts and otherwise reasonably acceptable to Administrative Agent and, from and after the Fifth Amendment Effective Date, whether or not such Initial Designated Assets are then included as Additional Real Property Collateral, Borrower will diligently pursue title insurance, surveys, and other customary due diligence items on such Initial Designated Assets; provided that such designation of Initial Designated Assets shall not preclude Borrower from later removing specified Completed Units (other than Model Units) and Finished Lots from such pool of Initial Designated Assets (whereupon any obligation to pursue such due diligence items with respect thereto shall cease) or from selecting, and Administrative Agent deeming reasonably acceptable, other Completed Units (other than Model Units) or Finished Lots for inclusion as Additional Real Property Collateral (in which case the due diligence items will be pursued as set forth above).

(f) Borrower hereby agrees to execute and deliver, and to cause each applicable Eligible Subsidiary that is a Guarantor to execute and deliver, such other customary agreements, documents, assignments, statements or instruments as Administrative Agent may from time to time reasonably request to evidence, perfect or otherwise implement the lien created by the Security Documents and subject to the terms hereof. All of the foregoing shall be reasonably satisfactory in form and substance to Administrative Agent.

(g) Borrower may request in writing that Administrative Agent (i) release its lien on an item of Model Unit Collateral or Additional Real Property Collateral, or any portion thereof, provided that, (A) Borrower or the applicable Eligible Subsidiary that is a Guarantor has entered into an agreement to Dispose of such Model Unit Collateral or Additional Real Property Collateral in the ordinary course of business or, so long as no Default or Event of Default exists or would result therefrom, another transaction in the ordinary course of business requiring a release of such Model Unit Collateral or

Additional Real Property Collateral (including commencement of construction of homes on Finished Lots) or Administrative Agent consents to a substitution of Collateral (such consent not to be unreasonably withheld), and (B) Borrower shall have submitted a certificate to Administrative Agent demonstrating that, after giving effect to such Disposition of collateral and the contemplated prepayment under Section 4.14(a) described in such certificate, if any, the New Collateral Pool will exceed the aggregate Outstanding Amount of Post Fourth Amendment Advances or (ii) release any cash held in the Collateral Cash Account, provided that, Borrower shall have submitted a certificate to Administrative Agent demonstrating that, after giving effect to such release of collateral and any required prepayment under Section 4.14(a), the New Collateral Pool will equal or exceed the aggregate Outstanding Amount of Post Fourth Amendment Advances. Upon the satisfaction of each such condition with respect to the Model Unit Collateral or any Additional Collateral being released, Administrative Agent shall release its lien on such Model Unit Collateral or Additional Real Property Collateral, or release such cash from the Collateral Cash Account and Administrative Agent shall execute and deliver to Borrower, at Borrower’s expense, such documents as Borrower may reasonably request to evidence such release of such lien or as cash.

(h) Administrative Agent is hereby appointed to act as collateral agent under the Security Documents creating the lien in the Collateral Cash Account and the Mortgages with respect to the Model Unit Collateral and Additional Real Property Collateral, and Administrative Agent is hereby authorized to take such actions on the Lenders’ behalf and to exercise such powers as are delegated to Administrative Agent by the terms of all such Security Documents with respect to the Model Unit Collateral and Additional Collateral, if any, together with such actions and powers as are reasonably incidental thereto, in all cases subject to the terms of such Security Documents. Administrative Agent is hereby authorized to execute and deliver such Security Documents with respect to the Model Unit Collateral and Additional Collateral on behalf of the Lenders.

(i) Promptly following the Fourth Amendment Effective Date, Administrative Agent will be entitled to obtain, at Borrower’s expense, an Acceptable Appraisal for each property (or any portion thereof) included in the New Collateral Pool. Thereafter, Administrative Agent will be entitled to obtain, and at the request of Majority Lenders shall obtain, at Borrower’s expense, a new Acceptable Appraisal of each property (or any portion thereof) included in the New Collateral Pool, but not more than once every six (6) months during the term of this Agreement; provided that, in addition to the foregoing, Administrative Agent will be entitled to obtain, at Borrower’s expense, additional Acceptable Appraisals of any such property (or any portion thereof) if (i) an Event of Default exists, or (ii) an appraisal is required under applicable law.

(j) Borrower shall promptly pay all reasonable fees and expenses associated with any of the actions taken under this Article 5, including, without limitation, all reasonable (i) appraisal, re-appraisal, and survey costs (provided that re-appraisals shall subject to the limitations set forth in clause (i) of this Article 5), (ii) title insurance charges and premiums, (iii) title search or examination costs, including abstracts, abstractors’ certificates and uniform commercial code searches, (iv) judgment and tax lien searches, (v) fees and costs of environmental investigations, site assessments and remediations (provided that, at the request of Borrower, Administrative Agent shall consent to a reasonable substitution of collateral before ordering Phase II environmental reports) or remediations, (vi) recordation taxes, documentary taxes, transfer taxes and mortgage taxes, and (vii) filing and recording fees.

(n) Section 6.2 of the Revolving Credit Agreement is hereby deleted in its entirety and replaced with the following:

6.2 Conditions for Subsequent Borrowings. The obligation of Lenders to make any Borrowing (including the first and any subsequent Borrowing) and each Issuing Bank to issue any Letter of Credit is subject to the following conditions precedent:

(a) the representations and warranties contained in Article 7 shall be true and correct in all material respects on and as of the date of the Borrowing, as though made on and as of that date, except to the extent any of them speak as to a different specific date (in which case such representations and warranties are true and correct in all material respects as of such specific date), and no Default or Event of Default shall have occurred and be continuing or result from such Borrowing;

(b) with respect to any Post Fourth Amendment Advance, Borrower or a Subsidiary that is a Guarantor, as applicable, shall have provided to Administrative Agent (i) all items and documentation required to be delivered under Section 5(c) and (ii) a certificate executed by a Responsible Officer of Borrower certifying the calculation, in reasonable detail, of the New Collateral Pool as of the date of, and after giving effect to, such requested Borrowing; and

(c) Borrower shall, at its sole expense, deliver or cause to be delivered to Administrative Agent, in form and substance reasonably satisfactory to Administrative Agent, a Request for Borrowing.

(o) Section 7.6 of the Revolving Credit Agreement is hereby amended to delete the phrase “since June 30, 2005” set forth therein and insert in lieu thereof, the phrase “since the date of the most recently delivered financial statements pursuant to Section 8.1(c).”

(p) Section 8.1(e) of the Revolving Credit Agreement is hereby deleted in its entirety and replaced with the following:

(e) at the time of the delivery of the financial statements described in Sections 8.1(b), (c), and (d), a certificate of the chief financial officer, corporate controller, or the treasurer of Borrower (i) stating that to the knowledge of such officer no Default or Event of Default exists, or if such an event exists, stating the nature thereof and the action that Borrower proposes to take with respect thereto, and (ii) demonstrating in reasonable detail that Borrower was in compliance during the applicable period with the covenants set forth in Sections 8.17(d) and 8.20, (including a reconciliation of the amounts used to calculate the covenants pursuant to 8.17(d) and 8.20 to such financial statements);

(q) Section 8.1 of the Revolving Credit Agreement is hereby amended to delete paragraph (l) in its entirety, add the word “and” at the end of paragraph (m) thereof, delete the semicolon and the word “and” at the end of paragraph (n) thereof, to add a period at the end of paragraph (n) thereof, and to delete paragraph (o) in its entirety.

(r) Section 8.11 of the Revolving Credit Agreement is hereby amended to delete paragraphs (o) and (p) thereof in their entirety, and replace such paragraphs with the following:

(o) liens granted pursuant to the Security Agreement and liens in favor of Administrative Agent securing any portion of the Obligations;

(p) A/C/I Liens securing indebtedness permitted pursuant to Section 8.22(g);

(q) liens securing indebtedness, and guarantees of indebtedness, under the Term A Credit Agreement;

(r) liens securing Capitalized Lease Obligations; and

(s) any other liens not otherwise specified in Subsections 8.11(a) through (r) (except for Judgment Liens and Project Financing Liens, which shall in no event be permitted), so long as the aggregate amount of indebtedness secured by all such other liens does not at any time exceed $100,000,000.

(s) Section 8.12 of the Revolving Credit Agreement is hereby deleted in its entirety and replaced with the following:

8.12 Prepayment of Indebtedness. If a Default or an Event of Default has occurred and is continuing or an acceleration of the indebtedness evidenced by each Note has occurred, Borrower shall not voluntarily prepay, or permit any Subsidiary (other than an Excluded Subsidiary) to voluntarily prepay, the principal amount, in whole or in part, of any indebtedness other than (a) indebtedness owed to each Lender hereunder or under some other agreement between Borrower and such Lender, (b) indebtedness which ranks pari passu with indebtedness evidenced by each Note which is or becomes due and owing whether by reason of acceleration or otherwise and (c) indebtedness which is exchanged for, or converted into, capital stock (or warrants to acquire capital stock) of Borrower that does not require dividends or other distributions prohibited by Section 8.15; provided, however, that, notwithstanding anything in this Section 8.12 to the contrary, until such time as Borrower repays and terminates, fully secures with first priority liens (subject to Customary Permitted Liens) satisfactory to Administrative Agent, or a combination thereof, all of the Maximum Fourth Amendment Loan Commitment, all Fourth Amendment Loan Outstandings, each Unsecured Letter of Credit, and the Term A Loan, Borrower shall not, and shall not permit any Subsidiary to, voluntarily prepay, redeem, acquire, or repurchase for cash (or in exchange for indebtedness on terms more favorable to the holders thereof) any public note indenture indebtedness which ranks pari passu with indebtedness evidenced by the Notes, Subordinated Debt, or other public note indenture indebtedness (except for (w) any A/C/I Facility solely with the proceeds of indebtedness otherwise permitted hereunder, (x) refinancing of such indebtedness with indebtedness permitted under Section 8.22, and (y) the exchange or conversion of all or part of such indebtedness into capital stock (or warrants or rights to acquire capital stock) of Borrower that does not require dividends or other distributions prohibited by Section 8.15, and (z) pre-existing commitments under Borrower’s 10b(5)-1 plan to repurchase public note indenture indebtedness which ranks pari passu with indebtedness evidenced by the Notes due in the calendar years 2008 and 2009, not to exceed $40,000,000 in the aggregate; provided further that Borrower agrees to terminate such plan to the extent that Borrower and its counsel, in their judgment, determine that Borrower may legally do so without the disclosure of any material non-public information that Borrower would not otherwise disclose).

(t) Section 8.15 of the Revolving Credit Agreement is hereby deleted in its entirety and replaced with the following:

8.15 Dividends and Subordinated Debt. Borrower shall not declare or pay any dividend on, or purchase, redeem, retire, or otherwise acquire for value any of its capital stock now or hereafter outstanding, return any capital to its stockholders or make any distribution of assets to its stockholders, whether in cash, property, or obligations, or pay, repurchase, or redeem all or any part of any Subordinated Debt, transfer any property in payment of or as security for the payment of all or any part of any Subordinated Debt, or establish any sinking fund, reserve, or like set aside of funds or other property for the redemption, retirement, or repayment of all or any part of any Subordinated Debt, except:

(a) Subject to the subordination terms applicable to such Subordinated Debt, Borrower may make regularly scheduled and mandatory payments in respect of any Subordinated Debt as and when due by the terms thereof; provided, however, (A) that Borrower may, prepay or repurchase Subordinated Debt at any time from the proceeds of indebtedness issued by Borrower following the Closing Date so long as (i) the maturity date of all such indebtedness is at least one (1) year beyond the Maturity Date and (ii) no Default or Event of Default exists both before and after giving effect thereto and (B) Borrower may, pursuant to the terms of any convertible Subordinated Debt, issue shares of Borrower’s capital stock (and, so long as no Default or Event of Default exists both before and after giving effect thereto, cash in respect of fractional shares) upon conversion of such Subordinated Debt, and (C) Borrower may prepay or repurchase Subordinated Debt so long as Borrower repays and terminates, fully secures with first priority liens (subject to Customary Permitted Liens) satisfactory to Administrative Agent, or a combination thereof, all of the Maximum Fourth Amendment Loan Commitment, all Fourth Amendment Loan Outstandings, each Unsecured Letter of Credit, and the Term A Loan.

(b) Borrower may repurchase shares from Borrower’s employees in connection with tax withholding obligations associated with Borrower’s equity incentive plans; and

(c) Borrower may (i) make Convertible Note Hedge Payments substantially concurrently with its receipt of proceeds of convertible notes issued by Borrower and (ii) acquire shares of its capital stock pursuant to any Convertible Note Hedge without transfer of any cash or other property of Borrower or any of its Subsidiaries (other than Convertible Note Hedge Payments made pursuant to Section 8.15(c)(i)); and

(d) Borrower may (i) declare or pay dividends on capital stock in the form of capital stock (or warrants or rights to acquire capital stock) of Borrower or through an accretion to the liquidation preference of such capital stock, (ii) purchase, redeem, retire or otherwise acquire capital stock or Subordinated Debt solely in consideration of capital stock (or warrants or rights to acquire capital stock) of Borrower, (iii) exchange capital stock or Subordinated Debt solely for capital stock (or warrants or rights to acquire capital stock) of Borrower or (iv) convert capital stock or Subordinated Debt solely into capital stock (or warrants or rights to acquire capital stock) of Borrower, in each case without transfer to the holders of capital stock or Subordinated Debt of any cash or other property of Borrower or any of its Subsidiaries in respect thereof.

(u) Section 8.17 of the Revolving Credit Agreement is hereby deleted in its entirety and replaced with the following:

8.17 Limitation on Investments. Borrower shall not, nor shall it permit any Subsidiary (other than an Excluded Subsidiary) to, make any Investment or otherwise acquire any interest in any Person, except:

(a)(i) Investments by Subsidiaries in Borrower consisting of loans or other indebtedness or guarantees of indebtedness otherwise permitted hereunder and (ii) Investments in Subsidiaries (which are not Excluded Subsidiaries) (x) existing on the Closing Date, or (y) formed or acquired after the Closing Date, in each case so long as Borrower and such Subsidiary comply with Section 8.9;

(b) Investments in Home Building Joint Ventures;

(c) Temporary Cash Investments;

(d) Investments in Persons engaged in businesses other than homebuilding at any time outstanding not to exceed the greater of (i) fifteen percent (15%) of Consolidated Tangible Net Worth or (ii) $75,000,000, each as determined as of the last day of each fiscal quarter of Borrower; and

(e) Borrower may (i) make Convertible Note Hedge Payments substantially concurrently with its receipt of proceeds of convertible notes issued by Borrower and (ii) acquire shares of its capital stock pursuant to any Convertible Note Hedge without transfer of any cash or other property of Borrower or any of its Subsidiaries (other than Convertible Note Hedge Payments made pursuant to Section 8.17(e)(i)).

(v) Section 8.18 of the Revolving Credit Agreement is hereby deleted in its entirety and replaced with the following:

8.18 Intentionally Deleted.

(w) Section 8.19 of the Revolving Credit Agreement is hereby deleted in its entirety and replaced with the following:

8.19 Intentionally Deleted.

(x) Section 8.20 of the Revolving Credit Agreement is hereby deleted in its entirety and replaced with the following:

8.20 Minimum Cash Flow Coverage. Borrower shall not permit, as of the last day of each fiscal quarter of Borrower, the ratio (the “Cash Flow Coverage Ratio”) of (a) Cash Flow From Operations to (b) Consolidated Home Building Interest Incurred less non-cash interest expense, for any period consisting of the preceding four (4) consecutive fiscal quarters, to be less than 1.75 to 1.0 unless Borrower has deposited into a deposit account held at Administrative Agent (the “Interest Reserve Account”) an amount equal to the amount of Consolidated Home Building Interest Incurred less non-cash interest expense for the period consisting of the preceding four (4) consecutive fiscal quarters (and shall maintain such amount on deposit with Administrative Agent at all times until a compliance certificate is submitted to Administrative Agent pursuant to Section 8.1(e) reflecting that Borrower has met the Cash Flow Coverage Ratio set forth above for the most recently ended four (4) consecutive fiscal quarters).

(y) The Revolving Credit Agreement is hereby amended to add the following new Section 8.22:

8.22 Indebtedness. Borrower shall not, nor shall it permit any Subsidiary (other than an Excluded Subsidiary) to, create, incur, assume or suffer to exist any Indebtedness, except:

(a) Indebtedness under the Loan Documents;

(b) Indebtedness (i) outstanding on the date hereof and listed on Schedule 8.22 and (ii) with respect to any public note indenture Indebtedness included on such Schedule, and any Indebtedness under the Term A Credit Agreement, any refinancings, refundings, renewals or extensions thereof; provided that (A) the amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing and by an amount equal to any existing commitments unutilized thereunder, (B) the refinancing Indebtedness shall be subordinated in right of payment to the Indebtedness under the Loan Documents, if at all, on terms at least as favorable to the Lenders as those contained in the documentation governing the Indebtedness being refinanced, refunded renewed or extended , and (C) the extended maturity is at least one hundred eighty (180) days after the Maturity Date and no scheduled payments of principal will be due under the terms of such Indebtedness before one hundred eighty (180) days after the Maturity Date;

(c) Guarantees of Borrower or any Subsidiary in respect of Indebtedness otherwise permitted hereunder of Borrower or any other Subsidiary; provided that Borrower and the Guarantors may not guarantee Indebtedness of a Subsidiary that is not a Guarantor unless such guarantee is subordinated to the prior payment in full of the Indebtedness under the Loan Documents on terms reasonably acceptable to Administrative Agent;

(d) obligations (contingent or otherwise) of Borrower or any Subsidiary existing or arising under any Swap Contract, provided that (i) such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets, or property held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person, and not for purposes of speculation or taking a “market view;” and (ii) such Swap Contract does not contain any provision exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party;

(e) Indebtedness that is by its terms, or by operation of law, nonrecourse to Borrower and its Subsidiaries (other than Excluded Subsidiaries) including, without limitation, Indebtedness in respect of purchase money obligations for fixed or capital assets, Seller Nonrecourse Debt, and community development district and similar obligations;

(f) Indebtedness incurred in connection with the financing of goods and services in the ordinary course of Borrower’s business including capital leases and financing of insurance premiums;

(g) Indebtedness under one or more A/C/I Facilities; provided, however, that the aggregate amount of all such Indebtedness at any one time outstanding shall not exceed (i) $270,000,000 if any of the Maximum Fourth Amendment Loan Commitment, the Fourth Amendment Loan Outstandings, any Unsecured Letter of Credit, or the Term A Loan is outstanding and unsecured or (ii) $500,000,000 if Borrower repays and terminates, fully secures with first priority liens (subject to Customary Permitted Liens) satisfactory to Administrative Agent, or a combination thereof, all of the Maximum Fourth Amendment Loan Commitment, all Fourth Amendment Loan Outstandings, each Unsecured Letter of Credit, and the Term A Loan;

(h) additional Indebtedness (other than Indebtedness existing on the Fifth Amendment Effective Date) which ranks pari passu with Indebtedness evidenced by the Notes, and having a maturity that is at least one hundred eighty (180) days after the Maturity Date and no scheduled payments of principal due under the terms of such Indebtedness before one hundred eighty (180) days after the Maturity Date, in an aggregate principal amount not to exceed $400,000,000 at any time outstanding;

(i) Indebtedness among Borrower and its Subsidiaries; provided that any such Indebtedness owed by Borrower or a Guarantor to any Subsidiary that is not a Guarantor, shall be subordinated to the prior payment in full of the Indebtedness under the Loan Documents;

(j) Indebtedness incurred by Borrower or any of its Subsidiaries in respect of letters of credit, bank guarantees, bankers’ acceptances or similar instruments issued or created in the ordinary course of business, including in respect of workers compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other Indebtedness with respect to reimbursement-type obligations regarding workers compensation claims; provided that any reimbursement obligations in respect thereof are reimbursed within thirty (30) days following the incurrence thereof;

(k) Indebtedness consisting of “payment in kind” or other capitalized interest with respect to Indebtedness otherwise permitted in this Section 8.22;

(l) Subordinated Debt;

(m) obligations described in Section 8.11(n);

(n) Indebtedness in respect of netting services, overdraft protections and similar arrangements in each case in connection with deposit accounts incurred in the ordinary course of business in connection with cash management activities;

(o) obligations in respect of performance, bid, appeal and surety bonds and performance and completion guarantees and similar obligations provided by the Borrower or any of the Subsidiaries or obligations in respect of letters of credit, bank guarantees or similar instruments related thereto, in each case in the ordinary course of business;

(p) to the extent constituting Indebtedness, judgments, decrees, attachments or awards not constituting an Event of Default under Section 9.1(m);

(q) other Indebtedness in addition to the items listed in clauses (a) through (p) above, so long as such Indebtedness is incurred in the ordinary course of business and does not exceed $50,000,000 in the aggregate outstanding at any time; and

(r) all premiums (if any), interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on obligations described in clauses (a) through (q) above

For purposes of this Section 8.22, “Indebtedness” shall mean, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP: (a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments; (b) all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments; (c) net obligations of such Person under any Swap Contract; (d) all obligations of such Person to pay the deferred purchase price of property or services (other than (i) trade accounts payable in the ordinary course of business, (ii) any earn-out obligation until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP and (iii) deferred or equity compensation arrangements payable to directors, officers or employees); (e) indebtedness (excluding prepaid interest thereon) secured by a lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse (with the amount of any such Indebtedness deemed to be equal to the lesser of (i) the aggregate unpaid amount of such Indebtedness and (ii) the fair market value of the property encumbered thereby as determined by such Person in good faith); (f) capital leases; (g) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any equity interests that (i) mature or are subject to mandatory redemption, pursuant to a sinking fund obligation or otherwise, (ii) are convertible into or exchangeable or exercisable for Indebtedness, and (iii) are redeemable at the option of the holder of such equity interests, in each case on or before the date that is one hundred eighty (180) days after the Maturity Date; and (h) all guarantees of such Person in respect of any of the foregoing.

(z) Section 8.23 of the Revolving Credit Agreement is hereby deleted in its entirety and replaced with the following:

8.23 Intentionally Deleted.

(aa) Section 9.1(e) of the Revolving Credit Agreement is hereby deleted in its entirety and replaced with the following:

(e) Borrower requests a withdrawal from the Interest Reserve Account that, after giving effect to such withdrawal, would cause Borrower to fail to maintain the minimum deposit required under Section 8.20 at any time Borrower is not in compliance with the required Cash Flow Coverage Ratio as set forth in such Section.

(bb) Section 9.1 of the Revolving Credit Agreement is hereby amended to add the following new clause (s) at the end thereof:

(s) Borrower has not, by no later than December 31, 2008, received gross proceeds equal to an aggregate of at least $152,500,000 from a combination of the rights offering described in Section 5.6 and the second closing described in Section 2.2 of that certain Investment Agreement, dated as of May 26, 2008, by and between Borrower and MP CA Homes LLC.

(cc) Schedule 1.1 of the Revolving Credit Agreement is hereby deleted in its entirety and replaced with Schedule 1.1 attached hereto.

(dd) Schedule 3.9 of the Revolving Credit Agreement is hereby deleted in its entirety and replaced with Schedule 3.9 attached hereto.

(ee) Schedule 8.9 of the Revolving Credit Agreement is hereby deleted in its entirety and replaced with Schedule 8.9 attached hereto.

(ff) The Revolving Credit Agreement is hereby amended to add Schedule 8.22 attached hereto.

(gg) Exhibit G of the Revolving Credit Agreement is hereby deleted in its entirety and replaced with Exhibit G attached hereto.

(hh) Exhibit J of the Revolving Credit Agreement is hereby deleted in its entirety and replaced with Exhibit J attached hereto.

2. Amendments to the Term A Credit Agreement.

(a) Section 1.1 of the Term A Credit Agreement is hereby amended to add the following new definitions thereto in the correct alphabetical order:

“A/C/I Facility” means any credit agreement, note or other security offering or other debt facility (including trust certificate arrangements) in each case with banks, investment banks, insurance companies, mutual funds or other lenders or investors, providing financing to Borrower or any Subsidiary (other than an Excluded Subsidiary) secured by A/C/I Liens in each case as such agreements or facilities may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement exchanging, extending the maturity of, refinancing, renewing, replacing, substituting or otherwise restructuring, whether in the bank or debt capital markets (or combination thereof) all or any portion of the indebtedness under such agreement or facility or any successor or replacement agreement or facility.

“A/C/I Liens” means liens on property acquired, constructed, or improved by Borrower or a Subsidiary (other than an Excluded Subsidiary), which liens are either existing at the time of such acquisition, or at the time of completion of such construction or improvement, or created with one hundred and twenty (120) days after such acquisition or completion of construction or improvement, to secure indebtedness incurred or assumed to finance all or a part of such property under an A/C/I Facility, including any increase in the principal amount of such indebtedness and any extension of the repayment schedule and maturity of such indebtedness incurred or entered into in the ordinary course of business.

“Cash Flow From Operations” means, for Borrower and its Subsidiaries (other than Excluded Subsidiaries), on a consolidated basis, for any period, an amount equal to the sum of (a) net cash provided from (or used in) operating activities plus (b) Net Proceeds from the Disposition of properties and other assets as permitted under Section 8.16, plus (c) Consolidated Home Building Interest Expense (in each case, without duplication).

“Fourth Amendment” means that certain Fifth Amendment to Revolving Credit Agreement and Fourth Amendment to Term Loan A Credit Agreement executed to be effective as of the Fourth Amendment Effective Date, by and among Borrower, Administrative Agent, each Lender party thereto, and certain other parties thereto.

“Fourth Amendment Effective Date” means June 27, 2008, the effective date of the Fourth Amendment.

(b) Section 1.1 of the Term A Credit Agreement is amended to delete the definitions of “Applicable Margin,” “FLS,” and “Project Finance Liens” and replace such definitions with the following:

“Applicable Margin” means, as of any date of determination, a percentage per annum equal to (a) six percent (6.00%) on all Eurodollar Borrowings and (b) three and three quarters percent (3.75%) on all Reference Rate Borrowings; provided, however, that, if the Obligations are secured by collateral acceptable to Majority Lenders (other than any collateral existing on the Fourth Amendment Effective Date) then the Applicable Margin shall be a percentage per annum equal to (i) four and one half percent (4.50%) on all Eurodollar Borrowings and (ii) two and one quarter percent (2.25%) on all Reference Rate Borrowings.

“FLS” means Standard Pacific Mortgage, Inc. (f/k/a Family Lending Services, Inc.), a Delaware corporation.

“Project Financing Liens” means any deeds of trust, mortgages, or any other liens which secure any real property acquisition loans, development loans, construction loans, or any other loans pertaining to the acquisition and/or development of, or construction of improvements upon, real property, but excluding any lien referenced in Sections 8.1(b), (d), (e), (g), (l), (n) or (p).

(c) Section 3.5 of the Term A Credit Agreement is hereby deleted in its entirety and replaced with the following:

3.5 Intentionally Deleted.

(d) Section 3.6 of the Term A Credit Agreement is hereby deleted in its entirety and replaced with the following:

3.6 Intentionally Deleted.

(e) Section 4.1(d) of the Term A Credit Agreement is hereby deleted in its entirety and replaced with the following:

(d) If not sooner paid as required herein, then the principal indebtedness evidenced by each Note shall be payable in equal quarterly installments of $2,500,000 ($5,000,000 if Borrower enters into an A/C/I Facility with one or more lenders or institutional investors other than the Lenders under (and as defined in) the Revolving Credit Agreement pursuant to an amendment to the Revolving Credit Agreement), commencing September 30, 2008, and continuing on the last day of each December, March, June, and September thereafter, with a final payment of all unpaid principal on the Maturity Date.

(f) Section 4.1(g) of the Term A Credit Agreement is hereby deleted in its entirety.

(g) Section 4.14 of the Term A Credit Agreement is hereby deleted in its entirety and replaced with the following:

4.14 Intentionally Deleted.

(h) Section 7.6 of the Term A Credit Agreement is hereby amended to delete the phrase “since June 30, 2005” set forth therein and insert in lieu thereof, the phrase “since the date of the most recently delivered financial statements pursuant to Section 8.1(c)”

(i) Section 8.1(e) of the Term A Credit Agreement is hereby deleted in its entirety and replaced with the following:

(e) at the time of the delivery of the financial statements described in Sections 8.1(b), (c), and (d), a certificate of the chief financial officer, corporate controller, or the treasurer of Borrower (i) stating that to the knowledge of such officer no Default or Event of Default exists, or if such an event exists, stating the nature thereof and the action that Borrower proposes to take with respect thereto, and (ii) demonstrating in reasonable detail that Borrower was in compliance during the applicable period with the covenants set forth in Sections 8.17(d) and 8.20, (including a reconciliation of the amounts used to calculate the covenants pursuant to Sections 8.17(d) and 8.20 to such financial statements);

(j) Section 8.1 of the Term A Credit Agreement is hereby amended to delete paragraph (l) in its entirety, add the word “and” at the end of paragraph (m) thereof, delete the semicolon and the word “and” at the end of paragraph (n) thereof, to add a period at the end of paragraph (n) thereof, and to delete paragraph (o) in its entirety.

(k) Section 8.11 of the Term A Credit Agreement is hereby amended to delete paragraphs (o) and (p) thereof in their entirety, and replace such paragraphs with the following:

(o) liens granted pursuant to the Security Agreement and liens in favor of the administrative agent under the Revolving Credit Agreement and securing any portion of the Obligations as defined therein;

(p) A/C/I Liens securing indebtedness permitted pursuant to Section 8.22(g);

(q) liens securing Capitalized Lease Obligations; and

(r) any other liens not otherwise specified in Subsections 8.11(a) through (q) (except for Judgment Liens and Project Financing Liens, which shall in no event be permitted), so long as the aggregate amount of indebtedness secured by all such other liens does not at any time exceed $100,000,000.

(l) Section 8.12 of the Term A Credit Agreement is hereby deleted in its entirety and replaced with the following:

8.12 Prepayment of Indebtedness. If a Default or an Event of Default has occurred and is continuing or an acceleration of the indebtedness evidenced by each Note has occurred, Borrower shall not voluntarily prepay, or permit any Subsidiary (other than an Excluded Subsidiary) to voluntarily prepay, the principal amount, in whole or in part, of any indebtedness other than (a) indebtedness owed to each Lender hereunder or under some other agreement between Borrower and such Lender, (b) indebtedness which ranks pari passu with indebtedness evidenced by each Note which is or becomes due and owing whether by reason of acceleration or otherwise and (c) indebtedness which is exchanged for, or converted into, capital stock (or warrants to acquire capital stock) of Borrower that does not require dividends or other distributions prohibited by Section 8.15; provided, however, that, notwithstanding anything in this Section 8.12 to the contrary, until such time as Borrower repays and terminates, fully secures with first priority liens (subject to Customary Permitted Liens) satisfactory to Administrative Agent, or a combination thereof, all of the Maximum Fourth Amendment Loan Commitment, all Fourth Amendment Loan Outstandings, each Unsecured Letter of Credit, and the Term A Loan, Borrower shall not, and shall not permit any Subsidiary to, voluntarily prepay, redeem, acquire, or repurchase for cash (or in exchange for indebtedness on terms more favorable to the holders thereof) any public note indenture indebtedness which ranks pari passu with indebtedness evidenced by the Notes, Subordinated Debt, or other public note indenture indebtedness ((except for (w) any A/C/I Facility solely with the proceeds of indebtedness otherwise permitted hereunder, (x) refinancing of such indebtedness with indebtedness permitted under Section 8.22, and (y) the exchange or conversion of all or part of such indebtedness into capital stock (or warrants or rights to acquire capital stock) of Borrower that does not require dividends or other distributions prohibited by Section 8.15, and (z) pre-existing commitments under Borrower’s 10b(5)-1 plan to repurchase public note indenture indebtedness which ranks pari passu with indebtedness evidenced by the Notes due in the calendar years 2008 and 2009, not to exceed $40,000,000 in the aggregate; provided further that Borrower agrees to terminate such plan to the extent that Borrower and its counsel, in their judgment, determine that Borrower may legally do so without the disclosure of any material non-public information that Borrower would not otherwise disclose).

(m) Section 8.15 of the Term A Credit Agreement is hereby deleted in its entirety and replaced with the following:

8.15 Dividends and Subordinated Debt. Borrower shall not declare or pay any dividend on, or purchase, redeem, retire, or otherwise acquire for value any of its capital stock now or hereafter outstanding, return any capital to its stockholders or make any distribution of assets to its stockholders, whether in cash, property, or obligations, or pay, repurchase, or redeem all or any part of any Subordinated Debt, transfer any property in payment of or as security for the payment of all or any part of any Subordinated Debt, or establish any sinking fund, reserve, or like set aside of funds or other property for the redemption, retirement, or repayment of all or any part of any Subordinated Debt, except:

(a) Subject to the subordination terms applicable to such Subordinated Debt, Borrower may make regularly scheduled and mandatory payments in respect of any Subordinated Debt as and when due by the terms thereof; provided, however, (A) that Borrower may, prepay or repurchase Subordinated Debt at any time from the proceeds of indebtedness issued by Borrower following the Closing Date so long as (i) the maturity date of all such indebtedness is at least one (1) year beyond the Maturity Date and (ii) no Default or Event of Default exists both before and after giving effect thereto and (B) Borrower may, pursuant to the terms of any convertible Subordinated Debt, issue shares of Borrower’s capital stock (and, so long as no Default or Event of Default exists both before and after giving effect thereto, cash in respect of fractional shares) upon conversion of such Subordinated Debt, and (C) Borrower may prepay or repurchase

Subordinated Debt so long as Borrower repays and terminates, fully secures with first priority liens (subject to Customary Permitted Liens) satisfactory to Administrative Agent, or a combination thereof, all of the Maximum Fourth Amendment Loan Commitment, all Fourth Amendment Loan Outstandings, each Unsecured Letter of Credit, and the Term A Loan.

(b) Borrower may repurchase shares from Borrower’s employees in connection with tax withholding obligations associated with Borrower’s equity incentive plans; and

(c) Borrower may (i) make Convertible Note Hedge Payments substantially concurrently with its receipt of proceeds of convertible notes issued by Borrower and (ii) acquire shares of its capital stock pursuant to any Convertible Note Hedge without transfer of any cash or other property of Borrower or any of its Subsidiaries (other than Convertible Note Hedge Payments made pursuant to Section 8.15(c)(i)); and

(d) Borrower may (i) declare or pay dividends on capital stock in the form of capital stock (or warrants or rights to acquire capital stock) of Borrower or through an accretion to the liquidation preference of such capital stock, (ii) purchase, redeem, retire or otherwise acquire capital stock or Subordinated Debt solely in consideration of capital stock (or warrants or rights to acquire capital stock) of Borrower, (iii) exchange capital stock or Subordinated Debt solely for capital stock (or warrants or rights to acquire capital stock) of Borrower or (iv) convert capital stock or Subordinated Debt solely into capital stock (or warrants or rights to acquire capital stock) of Borrower, in each case without transfer to the holders of capital stock or Subordinated Debt of any cash or other property of Borrower or any of its Subsidiaries in respect thereof.

(n) Section 8.17 of the Term A Credit Agreement is hereby deleted in its entirety and replaced with the following:

8.17 Limitation on Investments. Borrower shall not, nor shall it permit any Subsidiary (other than an Excluded Subsidiary) to, make any Investment or otherwise acquire any interest in any Person, except:

(a)(i) Investments by Subsidiaries in Borrower consisting of loans or other indebtedness or guarantees of indebtedness otherwise permitted hereunder and (ii) Investments in Subsidiaries (which are not Excluded Subsidiaries) (x) existing on the Closing Date, or (y) formed or acquired after the Closing Date, in each case so long as Borrower and such Subsidiary comply with Section 8.9;

(b) Investments in Home Building Joint Ventures;

(c) Temporary Cash Investments;

(d) Investments in Persons engaged in businesses other than homebuilding at any time outstanding not to exceed the greater of (i) fifteen percent (15%) of Consolidated Tangible Net Worth or (ii) $75,000,000, each as determined as of the last day of each fiscal quarter of Borrower; and

(e) Borrower may (i) make Convertible Note Hedge Payments substantially concurrently with its receipt of proceeds of convertible notes issued by Borrower and (ii) acquire shares of its capital stock pursuant to any Convertible Note Hedge without transfer of any cash or other property of Borrower or any of its Subsidiaries (other than Convertible Note Hedge Payments made pursuant to Section 8.17(e)(i)).

(o) Section 8.18 of the Term A Credit Agreement is hereby deleted in its entirety and replaced with the following:

8.18 Intentionally Deleted.

(p) Section 8.19 of the Term A Credit Agreement is hereby deleted in its entirety and replaced with the following:

8.19 Intentionally Deleted.

(q) Section 8.20 of the Term A Credit Agreement is hereby deleted in its entirety and replaced with the following:

8.20 Minimum Cash Flow Coverage. Borrower shall not permit, as of the last day of each fiscal quarter of Borrower, the ratio (the “Cash Flow Coverage Ratio”) of (a) Cash Flow From Operations to (b) Consolidated Home Building Interest Incurred less non-cash interest expense, for any period consisting of the preceding four (4) consecutive fiscal quarters, to be less than 1.75 to 1.0 unless Borrower has deposited into a deposit account held at Administrative Agent (the “Interest Reserve Account”) an amount equal to the amount of Consolidated Home Building Interest Incurred less non-cash interest expense for the period consisting of the preceding four (4) consecutive fiscal quarters (and shall maintain such amount on deposit with Administrative Agent at all times until a compliance certificate is submitted to Administrative Agent pursuant to Section 8.1(e) reflecting that Borrower has met the Cash Flow Coverage Ratio set forth above for the most recently ended four (4) consecutive fiscal quarters).

(r) Section 8.22 of the Term A Credit Agreement is hereby deleted in its entirety and replaced with the following:

8.22 Indebtedness. Borrower shall not, nor shall it permit any Subsidiary (other than an Excluded Subsidiary) to, create, incur, assume or suffer to exist any Indebtedness, except:

(a) Indebtedness under the Loan Documents;

(b) Indebtedness (i) outstanding on the date hereof and listed on Schedule 8.22 and (ii) with respect to any public note indenture Indebtedness included on such Schedule, and any Indebtedness under the Revolving Credit Agreement, any refinancings, refundings, renewals or extensions thereof; provided that (A) the amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing and by an amount equal to any existing commitments unutilized thereunder, (B) the refinancing Indebtedness shall be subordinated in right of payment to the Indebtedness under the Loan Documents, if at all, on terms at least as favorable to the Lenders as those contained in the documentation governing the Indebtedness being refinanced, refunded renewed or extended , and (C) the extended maturity is at least one hundred eighty (180) days after the Maturity Date and no scheduled payments of principal will be due under the terms of such Indebtedness before one hundred eighty (180) days after the Maturity Date;

(c) Guarantees of Borrower or any Subsidiary in respect of Indebtedness otherwise permitted hereunder of Borrower or any other Subsidiary; provided that the Borrower and the Guarantors may not guarantee Indebtedness of a Subsidiary that is not a Guarantor unless such guarantee is subordinated to the prior payment in full of the Indebtedness under the Loan Documents on terms reasonably acceptable to Administrative Agent;

(d) obligations (contingent or otherwise) of Borrower or any Subsidiary existing or arising under any Swap Contract, provided that (i) such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets, or property held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person, and not for purposes of speculation or taking a “market view;” and (ii) such Swap Contract does not contain any provision exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party;

(e) Indebtedness that is by its terms, or by operation of law, nonrecourse to Borrower and its Subsidiaries (other than Excluded Subsidiaries) including, without limitation, Indebtedness in respect of purchase money obligations for fixed or capital assets, Seller Nonrecourse Debt, and community development district and similar obligations;

(f) Indebtedness incurred in connection with the financing of goods and services in the ordinary course of Borrower’s business including capital leases and financing of insurance premiums;

(g) Indebtedness under one or more A/C/I Facilities; provided, however, that the aggregate amount of all such Indebtedness at any one time outstanding shall not exceed (i) $270,000,000 if any of the Maximum Fourth Amendment Loan Commitment, the Fourth Amendment Loan Outstandings, any Unsecured Letter of Credit, or the Term A Loan is outstanding and unsecured or (ii) $500,000,000 if Borrower repays and terminates, fully secures with first priority liens (subject to Customary Permitted Liens) satisfactory to Administrative Agent, or a combination thereof, all of the Maximum Fourth Amendment Loan Commitment, all Fourth Amendment Loan Outstandings, each Unsecured Letter of Credit, and the Term A Loan;

(h) additional Indebtedness (other than Indebtedness existing on the Fifth

Amendment Effective Date) which ranks pari passu with Indebtedness evidenced by the Notes, and having a maturity that is at least one hundred eighty (180) days after the Maturity Date and no scheduled payments of principal due under the terms of such Indebtedness before one hundred eighty (180) days after the Maturity Date, in an aggregate principal amount not to exceed $400,000,000 at any time outstanding;

(i) Indebtedness among Borrower and its Subsidiaries; provided that any such Indebtedness owed by Borrower or a Guarantor to any Subsidiary that is not a Guarantor, shall be subordinated to the prior payment in full of the Indebtedness under the Loan Documents;

(j) Indebtedness incurred by Borrower or any of its Subsidiaries in respect of letters of credit, bank guarantees, bankers’ acceptances or similar instruments issued or created in the ordinary course of business, including in respect of workers compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other Indebtedness with respect to reimbursement-type obligations regarding workers compensation claims; provided that any reimbursement obligations in respect thereof are reimbursed within thirty (30) days following the incurrence thereof;

(k) Indebtedness consisting of “payment in kind” or other capitalized interest with respect to Indebtedness otherwise permitted in this Section 8.22;

(l) Subordinated Debt;

(m) obligations described in Section 8.11(n);

(n) Indebtedness in respect of netting services, overdraft protections and similar arrangements in each case in connection with deposit accounts incurred in the ordinary course of business in connection with cash management activities;

(o) obligations in respect of performance, bid, appeal and surety bonds and performance and completion guarantees and similar obligations provided by the Borrower or any of the Subsidiaries or obligations in respect of letters of credit, bank guarantees or similar instruments related thereto, in each case in the ordinary course of business;

(p) to the extent constituting Indebtedness, judgments, decrees, attachments or awards not constituting an Event of Default under Section 9.1(m);

(q) other Indebtedness in addition to the items listed in clauses (a) through (p) above, so long as such Indebtedness is incurred in the ordinary course of business and does not exceed $50,000,000 in the aggregate outstanding at any time; and

(r) all premiums (if any), interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on obligations described in clauses (a) through (q) above

For purposes of this Section 8.22, “Indebtedness” shall mean, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP: (a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments; (b) all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments; (c) net obligations of such Person under any Swap Contract; (d) all obligations of such Person to pay the deferred purchase price of property or services (other than (i) trade accounts payable in the ordinary course of business, (ii) any earn-out obligation until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP and (iii) deferred or equity compensation arrangements payable to directors, officers or employees); (e) indebtedness (excluding prepaid interest thereon) secured by a lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse (with the amount of any such Indebtedness deemed to be equal to the lesser of (i) the aggregate unpaid amount of such Indebtedness and (ii) the fair market value of the property encumbered thereby as determined by such Person in good faith); (f) capital leases; (g) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any equity interests that (i) mature or are subject to mandatory redemption, pursuant to a sinking fund obligation or otherwise, (ii) are convertible into or exchangeable or exercisable for Indebtedness, and (iii) are redeemable at the option of the holder of such equity interests, in each case on or before the date that is one hundred eighty (180) days after the Maturity Date; and (h) all guarantees of such Person in respect of any of the foregoing.

(s) Section 9.1(e) of the Term A Credit Agreement is hereby deleted in its entirety and replaced with the following:

(e) Borrower requests a withdrawal from the Interest Reserve Account that, after giving effect to such withdrawal, would cause Borrower to fail to maintain the minimum deposit required under Section 8.20 at any time Borrower is not in compliance with the required Cash Flow Coverage Ratio as set forth in such Section.

(t) Section 9.1 of the Term A Credit Agreement is hereby amended to add the following new clause (s) at the end thereof:

(s) Borrower has not, by no later than December 31, 2008, received gross proceeds equal to an aggregate of at least $152,500,000 from a combination of the rights offering described in Section 5.6 and the second closing described in Section 2.2 of that certain Investment Agreement, dated as of May 26, 2008, by and between Borrower and MP CA Homes LLC.

(u) Schedule 8.9 of the Term A Credit Agreement is hereby deleted in its entirety and replaced with Schedule 8.9 attached hereto.

(v) Exhibit G of the Term A Credit Agreement is hereby deleted in its entirety and replaced with Exhibit G attached hereto.

(w) The Term A Credit Agreement is hereby amended to add Schedule 8.22 attached hereto.

3. Amendment of Revolving Credit Agreement, Term A Credit Agreement, and Other Loan Documents.

(a) All references in the Loan Documents to the Revolving Credit Agreement shall henceforth include references to the Revolving Credit Agreement, as modified and amended by this Amendment, and as may, from time to time, be further modified, amended, renewed, extended, restated, and/or increased.

(b) All references in the Loan Documents to the Term A Credit Agreement shall henceforth include references to the Term A Credit Agreement, as modified and amended by this Amendment, and as may, from time to time, be further modified, amended, renewed, extended, restated, and/or increased.

(c) Any and all of the terms and provisions of the Loan Documents under the Revolving Credit Agreement and the Loan Documents under the Term A Credit Agreement (collectively, the “Facility Documents”) are hereby amended and modified wherever necessary, even though not specifically addressed herein, so as to conform to the amendments and modifications set forth herein.

4. Waivers.

(a) Revolver Lenders previously granted a temporary waiver of any Default or Event of Default arising solely as a result of (i) the Revolver FAS 109 Financial Covenant Non-Compliance (ii) the Additional Revolver Financial Covenant Non-Compliance, and (iii) Revolver Other Agreement Non-Compliance, each as set forth in the Fourth Amendment, until the Revolver Waiver Expiration Date (as defined in the Fourth Amendment).

(b) Term A Lenders previously granted a temporary waiver of any Default or Event of Default arising solely as a result of (i) the Term A FAS 109 Financial Covenant Non-Compliance (ii) the Additional Term A Financial Covenant Non-Compliance, and (iii) the Term A Other Agreement Non-Compliance, each as set forth in the Third Amendment, until the Term A Waiver Expiration Date (as defined in the Third Amendment).

(c) Revolver Lenders hereby permanently extend the waiver of the existence of the Revolver FAS 109 Financial Covenant Non-Compliance, the Additional Revolver Financial Covenant Non-Compliance, and the Revolver Other Agreement Non-Compliance, and any Default or Event of Default created thereby.

(d) Term A Lenders hereby permanently extend the waiver of the existence of the Term A FAS 109 Financial Covenant Non-Compliance, the Additional Term A Financial Covenant Non-Compliance, and the Term A Other Agreement Non-Compliance, and any Default or Event of Default created thereby.

(e) The waivers hereby extended by Revolver Lenders and Term A Lenders do not (i) constitute a waiver or modification of any other terms or provisions set forth in the Revolving Credit Agreement or Term A Credit Agreement, as applicable, or any other Loan Document executed therewith, and shall not impair any right that (A) Revolver Administrative Agent or any Revolver Lender may now or hereafter have under or in connection with the Revolving Credit Agreement or any other Loan Document executed in connection therewith or (B) Term A Administrative Agent or any Term A Lender, may now or hereafter have under or in connection with the Term A Credit Agreement or any other Loan Document executed in connection therewith, (ii) impair any rights of (A) Revolver Administrative Agent or any Revolver Lender to insist upon strict compliance with the Revolving Credit Agreement, as amended or otherwise modified hereby, or the other Loan Documents executed in connection therewith, or (B) Term A Administrative Agent or any Term A Lender to insist upon strict compliance with the Term A Credit Agreement, as amended or otherwise modified hereby, or the other Loan Documents executed in connection therewith, and (iii) does not extend to any other Loan Document. The Loan Documents continue to bind and inure to Borrower, Revolver Administrative Agent, each Revolver Lender, Term A Administrative Agent, each Term A Lender, and their respective successors and permitted assigns.

5. Ratifications. Borrower (a) ratifies and confirms all provisions of the Facility Documents as amended by this Amendment, (b) ratifies and confirms that all guaranties, assurances, and liens granted, conveyed, or assigned to Revolver Administrative Agent, Term Administrative Agent, or any Lender under the Facility Documents are not released, reduced, or otherwise adversely affected by this Amendment and continue to guarantee, assure, and secure full payment and performance of the present and future Obligations under the Revolving Credit Agreement and Obligations under the Term A Credit Agreement, and (c) agrees to perform such acts and duly authorize, execute, acknowledge, deliver, file, and record such additional documents, and certificates as Revolver Administrative Agent or Term Administrative Agent may reasonably request in order to create, perfect, preserve, and protect such guaranties, assurances, and liens.

6. Representations. Borrower represents and warrants to Revolver Administrative Agent, Term Administrative Agent, the Revolver Lenders, and the Term A Lenders that as of the date of this Amendment and after giving effect thereto: (a) this Amendment and each other document entered into by Borrower and each Guarantor in connection with this Amendment (collectively, the “Amendment Documents”), have been duly authorized, executed, and delivered by Borrower and each Guarantor; (b) other than filings related to the recordation and perfection of the liens on Model Unit Collateral and the Additional Collateral, no action of, or filing with, any Governmental Authority is required to authorize, or is otherwise required in connection with, the execution, delivery, and performance of the Amendment Documents by Borrower or any Guarantor; (c) the Facility Documents, as amended by this Amendment, are valid and binding upon Borrower and each Guarantor and are enforceable against Borrower and each Guarantor in accordance with their respective terms, except as limited by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally or by general principles of equity; (d) the execution, delivery, and performance of this Amendment by Borrower and each Guarantor do not require the consent of any other Person and do not and will not constitute a violation of any order of any Governmental Authority, or material agreements to which Borrower or any Guarantor is a party thereto or by which Borrower or any Guarantor is bound; (e) all representations and warranties in the Facility Documents are true and correct in all material respects on and as of the date of this Amendment, except to the extent that (i) any of them speak to a different specific date, or (ii) the facts on which any of them were based have been changed by transactions contemplated or permitted by the Revolving Credit Agreement and the Term A Credit Agreement; and (f) after giving effect to this Amendment, no Default or Event of Default exists under the Revolving Credit Agreement or the Term A Credit Agreement.

7. Conditions. This Amendment shall not be effective unless and until:

(a) Revolver Administrative Agent and Term Administrative Agent shall have received this Amendment duly executed by Borrower, Guarantors, Revolver Administrative Agent, Term Administrative Agent, the Aggregate Majority Lenders, the Majority Lenders under the Revolving Credit Agreement and the Majority Term A Lenders under the Term A Credit Agreement;

(b) the representations and warranties in this Amendment are true and correct in all material respects on and as of the date of this Amendment;

(c) Revolver Administrative Agent and Term A Administrative Agent shall have received an officer’s certificate of Borrower certifying (i) the constituent documents of Borrower (or any changes thereto, if any, since the date last certified to Revolver Administrative Agent and Term A Administrative Agent), (ii) the incumbency of the officers of Borrower authorized to execute the Amendment Documents, (iii) certificate of existence and good standing of Borrower certified by the Secretary of State of the State of Delaware, and (iv) resolutions adopted by the Board of Directors of Borrower authorizing the execution, delivery, and performance of the Amendment Documents;

(d) Revolver Administrative Agent shall have received, (i) for the benefit of each Revolver Lender that provides their signature pages to this Amendment by noon, New York time, June 27, 2008 (each a “Consenting Revolver Lender”), a fee equal to the product of (A) $1,975,000 times (B) the result of (x) the amount of such Revolver Lender’s Commitment on the effective date of, and after giving effect to, this Amendment, divided by (y) the total aggregate Commitments of all Consenting Revolver Lenders and (ii) such other fees (without duplication of the fee referenced in clause (i) above) and expenses in such amounts and at such times as heretofore set forth in a letter agreement between Borrower, Revolver Administrative Agent and Banc of America Securities LLC, and as otherwise required under the Revolving Credit Agreement;

(e) Term A Administrative Agent shall have received (i) for the benefit of each Term A Lender that provides their signature pages to this Amendment by noon, New York time, June 27, 2008 (each a “Consenting Term A Lender”), a fee equal to the product of (A) $325,000 times (B) the result of (x) the amount of such Term A Lender’s Commitment on the effective date of, and after giving effect to, this Amendment, divided by (y) the total aggregate Commitments of all Consenting Term A Lenders and (ii) such other fees (without duplication of the fee referenced in clause (i) above) and expenses in such amounts and at such times as heretofore set forth in a letter agreement between Borrower, Term A Administrative Agent and Banc of America Securities LLC, and as otherwise required under the Term A Credit Agreement;

(f) In addition to the fees and expenses set forth in clauses (d) and (e) above, Borrower shall have paid to Revolver Administrative Agent, Term A Administrative Agent, Revolver Lenders, and Term A Lenders all expenses of each such Person, (including their respective attorneys’) incurred in connection with the Revolving Credit Agreement and the Term A Credit Agreement and each of the other Loan Documents to the extent that invoices are presented to Borrower for payment prior to 5:00 p.m., eastern time, on June 27, 2008 (with any invoice submitted after that time being payable by Borrower promptly after such invoice is delivered to Borrower);

(g) Revolver Administrative Agent shall have received from Borrower a payment in the amount of $35,000,000, together with interest thereon, to be applied to the Outstanding Amount of all

Fourth Amendment Loan Outstandings of each Lender, according to each such Lender’s Pro Rata Share, such that the Outstanding Amount of all Fourth Amendment Loan Outstandings shall not exceed $55,000,000 as of the date hereof.

(h) Term A Administrative Agent shall have received from Borrower a payment in the amount of $35,000,000, together with interest thereon, to be applied to the Outstanding Amount of the Term A Loan of each Lender, according to each such Lender’s Pro Rata Share, such that the Outstanding Amount of the Term A Loan shall not exceed $65,000,000 as of the date hereof.

(i) Revolver Administrative Agent and Term A Administrative Agent shall have received from Borrower, (i) documentation evidencing an initial equity investment in Borrower by MP CA Homes LLC in an amount of not less than $380 million (prior to transaction costs) and (ii) a true and correct copy of the Investment Agreement dated as of May 26, 2008, by and between Borrower and MP CA Homes LLC as such document was filed with the most recent 8-K of Borrower, as amended (any such amendments in form and content satisfactory to Revolver Administrative Agent and Term A Administrative Agent in their reasonable discretion).

8. Continued Effect. Except to the extent amended hereby or by any documents executed in connection herewith, all terms, provisions, and conditions of the Revolving Credit Agreement, the Term A Credit Agreement, and the other Facility Documents, and all documents executed in connection therewith, shall continue in full force and effect and shall remain enforceable and binding in accordance with their respective terms.

9. Miscellaneous. Unless stated otherwise (a) the singular number includes the plural and vice versa and words of any gender include each other gender, in each case, as appropriate, (b) headings and captions may not be construed in interpreting provisions, (c) this Amendment must be construed, and its performance enforced, under California law, (d) if any part of this Amendment is for any reason found to be unenforceable, all other portions of it nevertheless remain enforceable, and (e) this Amendment may be executed in any number of counterparts with the same effect as if all signatories had signed the same document, and all of those counterparts must be construed together to constitute the same document.

10. Parties. This Amendment binds and inures to each party hereto and their respective successors and permitted assigns.

11. RELEASE. BORROWER AND EACH GUARANTOR HEREBY ACKNOWLEDGE THAT THE OBLIGATIONS UNDER THE REVOLVING CREDIT AGREEMENT, EACH LOAN DOCUMENT EXECUTED IN CONNECTION THEREWITH, THE TERM A CREDIT AGREEMENT, AND EACH LOAN DOCUMENT EXECUTED IN CONNECTION THEREWITH ARE ABSOLUTE AND UNCONDITIONAL WITHOUT ANY RIGHT OF RESCISSION, SETOFF, COUNTERCLAIM, DEFENSE, OFFSET, CROSS-COMPLAINT, CLAIM OR DEMAND OF ANY KIND OR NATURE WHATSOEVER THAT CAN BE ASSERTED TO REDUCE OR ELIMINATE ALL OR ANY PART OF ITS LIABILITY TO REPAY THE OBLIGATIONS UNDER THE REVOLVING CREDIT AGREEMENT, EACH LOAN DOCUMENT EXECUTED IN CONNECTION THEREWITH, THE TERM A CREDIT AGREEMENT, AND EACH LOAN DOCUMENT EXECUTED IN CONNECTION THEREWITH OR TO SEEK AFFIRMATIVE RELIEF OR DAMAGES OF ANY KIND OR NATURE FROM ANY CREDIT PARTY. BORROWER AND EACH GUARANTOR HEREBY VOLUNTARILY AND KNOWINGLY RELEASE AND FOREVER DISCHARGE EACH AGENT-RELATED PERSON, EACH ISSUING BANK, EACH LENDER AND ITS PREDECESSORS,

AFFILIATES, DIRECTORS, OFFICERS, EMPLOYEES, COUNSEL, AGENTS, ATTORNEYS-IN-FACT, SUCCESSORS, AND ASSIGNS (COLLECTIVELY, THE “RELEASED PARTIES”), FROM ALL POSSIBLE CLAIMS, DEMANDS, ACTIONS, CAUSES OF ACTION, DAMAGES, COSTS, EXPENSES, AND LIABILITIES WHATSOEVER, KNOWN OR UNKNOWN, ANTICIPATED OR UNANTICIPATED, SUSPECTED OR UNSUSPECTED, FIXED, CONTINGENT, OR CONDITIONAL, AT LAW OR IN EQUITY, ORIGINATING IN WHOLE OR IN PART ON OR BEFORE THE DATE THIS AMENDMENT IS EXECUTED, WHICH BORROWER OR ANY GUARANTOR MAY NOW OR HEREAFTER HAVE AGAINST THE RELEASED PARTIES, IF ANY, AND IRRESPECTIVE OF WHETHER ANY SUCH CLAIMS ARISE OUT OF CONTRACT, TORT, VIOLATION OF LAW OR REGULATIONS, OR OTHERWISE, AND ARISING OUT OF OR IN CONNECTION WITH OR BY REASON OF THE REVOLVING CREDIT AGREEMENT, ANY LOAN DOCUMENT EXECUTED IN CONNECTION THEREWITH, THE TERM A CREDIT AGREEMENT, OR ANY LOAN DOCUMENT EXECUTED IN CONNECTION THEREWITH, INCLUDING, WITHOUT LIMITATION, ANY CONTRACTING FOR, CHARGING, TAKING, RESERVING, COLLECTING OR RECEIVING INTEREST IN EXCESS OF THE HIGHEST LAWFUL RATE APPLICABLE, THE EXERCISE OF ANY RIGHTS AND REMEDIES UNDER THE REVOLVING CREDIT AGREEMENT, ANY LOAN DOCUMENT EXECUTED IN CONNECTION THEREWITH, THE TERM A CREDIT AGREEMENT, OR ANY LOAN DOCUMENT EXECUTED IN CONNECTION THEREWITH, AND NEGOTIATION FOR AND EXECUTION OF THIS AMENDMENT.

12. Waiver of Section 1542 of the Civil Code of California. Borrower and each Guarantor hereby expressly waive the provisions of Section 1542 of the Civil Code of California, which provides as follows:

“A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.”

13. ENTIRETIES. THE REVOLVING CREDIT AGREEMENT, THE TERM A CREDIT AGREEMENT, AND THE OTHER LOAN DOCUMENTS, AS AMENDED BY THIS AMENDMENT, REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES ABOUT THE SUBJECT MATTER OF THE REVOLVING CREDIT AGREEMENT AND THE TERM A CREDIT AGREEMENT, AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

SIGNATURE PAGE TO FIFTH AMENDMENT TO REVOLVING CREDIT AGREEMENT AND FOURTH

AMENDMENT TO TERM LOAN A CREDIT AGREEMENT

EXECUTED BY

STANDARD PACIFIC CORP., AS BORROWER,

BANK OF AMERICA, N.A., AS REVOLVER ADMINISTRATIVE AGENT,

BANK OF AMERICA, N.A., AS TERM ADMINISTRATIVE AGENT,

THE REVOLVER LENDERS PARTY HERETO, AND THE TERM A LENDERS PARTY HERETO

EXECUTED as of the day and year first mentioned.

STANDARD PACIFIC CORP., a Delaware corporation

By:	/s/ Andrew H. Parnes
Andrew H. Parnes Executive Vice President-Finance and Chief Financial Officer

By:	/s/ Lloyd H. McKibbin
Lloyd H. McKibbin Senior Vice President and Treasurer

SIGNATURE PAGE TO FIFTH AMENDMENT TO REVOLVING CREDIT AGREEMENT AND FOURTH

AMENDMENT TO TERM LOAN A CREDIT AGREEMENT

EXECUTED BY

STANDARD PACIFIC CORP., AS BORROWER,

BANK OF AMERICA, N.A., AS REVOLVER ADMINISTRATIVE AGENT,

BANK OF AMERICA, N.A., AS TERM ADMINISTRATIVE AGENT,

THE REVOLVER LENDERS PARTY HERETO, AND THE TERM A LENDERS PARTY HERETO

BANK OF AMERICA, N.A., as Revolver Administrative Agent

By:	/s/ Eyal Namordi
Name: Eyal Namordi Title: Senior Vice President

BANK OF AMERICA, N.A., as Term Administrative Agent

By:	/s/ Eyal Namordi
Name: Eyal Namordi Title: Senior Vice President